Exhibit 4.1

GUIDANCE SOFTWARE, INC.

INVESTOR’S RIGHTS AGREEMENT

THIS INVESTOR’S RIGHTS AGREEMENT (the “Agreement”) is entered into as of September 26, 2003 by and between Guidance Software, Inc., a California Company (the “Company”) and Matthew Healey (the “Purchaser”).

The parties hereby agree as follows:

1. Pre-Emptive Rights. Subject to the terms and conditions specified in this Section 1, the Company hereby grants to the Purchaser pre-emptive rights with respect to future sales by the Company of its Shares (as hereinafter defined) prior to December 31, 2006. Each time that the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering to the Purchaser so that he has the option to purchase, on a pro rata basis, a portion of such Shares in accordance with the following provisions:

1.1 The Company shall deliver a notice by certified mail (“Notice”) to the Purchaser stating (a) its bona fide intention to offer such Shares, (b) the number of such Shares to be offered, and (c) the price and terms, if any, upon which it proposes to offer such Shares.

1.2 (a) Within 15 calendar days after delivery of the Notice, the Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that (i) the number of shares of Common Stock of the Company acquired by the Purchaser pursuant to that Common Stock and Warrant Purchase Agreement dated September 26, 2003, including shares of Common Stock of the Company issued upon conversion of the Warrant purchased thereunder, and including any adjustments pursuant to Section 8 thereof, and shares of Common Stock received in connection with any stock dividend, stock split or other reclassification thereof (“Purchaser Common Shares”), and then held by the Purchaser, bears to (ii) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(b) Any purchase by the Purchaser under this Section 1 shall be completed at the same closing as that of any third party purchasers.

1.3 The Company may, during the 45-day period following the expiration of the period provided in subsection 1.2(a) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchaser in accordance herewith.

1.4 The pre-emptive rights in this paragraph 1 shall not be applicable to (i) securities issued pursuant in stock split, dividend, combination or the like, with the approval of the Board, (ii) securities issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the

Board of Directors of the Company, (iii) capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company, (iv) securities issuable upon exercise of warrants outstanding as of the date hereof, or (v) capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company.

1.5 The rights of the Purchaser set forth in this Section 1 may be assigned (but only with all related obligations) only to a transferee or assignee of all of the Purchaser Common Shares (unless the transferee or assignee is the spouse, child, grandchild or spouse of such children or grandchildren of the Purchaser, or a trust for the benefit of the Purchaser or such persons, in which case the rights of the Purchaser set forth in this Section 1 may be assigned (but only with all related obligations) to a transferee or assignee of less than all of Purchaser’s Common Shares), provided that (a) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, (b) such transferee agrees in writing to be bound by the provisions of this Agreement, and (c) such transferee is not an actual or potential competitor of the Company, as determined in good faith by the Company’s Board of Directors.

2. Registration Rights. The Company and the Purchaser covenant and agree as follows:

2.1 Definitions. For purposes of this Section 2:

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(b) The term “Registrable Securities” means the Purchaser Common Shares; provided, however, that the foregoing definition shall exclude in all cases (i) any and all Purchaser Common Shares sold by a person in a transaction in which his or her rights under this Agreement are not assigned, and (ii) any and all Purchaser Common Shares that are available for sale by the Purchaser under Rule 144 or another similar exemption under the Securities Act during a three (3)-month period without registration. Notwithstanding the foregoing, Purchaser Common Stock shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(c) The term “Holder” means any person of record owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.8 of this Agreement;

(d) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

(e) The term “SEC” means the Securities and Exchange Commission; and

(f) The term “IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act.

2.2 Form S-3 Registration. In case the Company shall receive, at any time after one hundred eighty (180) days after the effective date of the first registration statement (or upon the expiration of applicable underwriters’ lock-ups, if sooner) for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), from any Holder or Holders of the then-outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.2: (i) if Form S-3 or any successor or similar form is not available for such offering by the Holders; (ii) if the Holders propose to sell Registrable Securities in an amount fewer than 20,000 shares of Common Stock (as adjusted for any stock dividend, stock split or other reclassification thereof ); (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.2; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already a registration on Form S-3 for the Holders pursuant to this Section 2.2; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

2.3 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prior to the filing of the registration statement and each amendment thereof (including any documents incorporated by reference in such registration statement) and each amendment or supplement to the prospectus, make available for inspection by the Holders of Registrable Securities covered by such registration statement and any attorney, accountant or other agent retained by such Holders all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, and shall cause the officers, directors and employees of the Company to make reasonably available for inspection all other relevant information reasonably requested by such Holders in connection therewith, in each case as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney, accountant or agent, unless such disclosure is required by law after notice to the Company, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

(b) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year.

(c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

(d) Take such action as may be necessary so that (i) any registration statement, and any amendment thereto, and any prospectus forming a part thereof, and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules and regulations thereunder, (ii) any registration statement, and any amendment thereto, does not, when it becomes effective, contain and untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstance under which they were made, not misleading.

(e) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(f) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(h) Advise each Holder of Registrable Securities covered by such registration statement and, if requested by any such Holder, confirm such advice in writing:

(i) when such registration statement, and any amendment thereto, has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to such registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose; and

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the registration statement for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(i) Use its best efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any registration statement at the earliest possible time.

(j) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for the greater of (i) one hundred twenty (120) days and (ii) if such registration statement has been filed pursuant to Rule 415 under the Securities Act, the period such registration statement is effective.

(k) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(l) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(m) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold or delivered pursuant to such registration statement free of any restrictive legends and in such permitted denominations and registered in such names as the Holders may request in connection with the sale or delivery of Registrable Securities pursuant to such registration statement.

(n) Use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of such registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

(o) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(p) Deliver such other customary documents and certificates as may be reasonably requested by the Holders of Registrable Securities covered by such registration statement and the managing underwriters, if any, including those to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2.2(b)(ii).

2.5 Expenses of Registration. All expenses incurred in connection with the first three registrations requested pursuant to Section 2.2, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, shall be borne by the Company.

2.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay to each such Holder, partner, member, officer, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, partner, member, officer, director, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, partner, member officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities under such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall (i) any contribution by a Holder under this Subsection 2.7(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder and (ii) any person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.8 Assignment of Registration Rights. The rights of the Purchaser set forth in this Section 2 may be assigned (but only with all related obligations) only to a transferee or assignee of all of the Purchaser’s Registrable Securities (unless the transferee or assignee is the spouse, child, grandchild or spouse of such children or grandchildren of the Purchaser, or a trust for the benefit of the Purchaser or such persons, in which case the rights of the Purchaser set forth in this Section 2 may be assigned (but only with all related obligations) to a transferee or assignee of less than all of Purchaser’s Registrable Securities), provided that (a) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, (b) such transferee agrees in writing to be bound by the provisions of this Agreement, and (c) such transferee is not an actual or potential competitor of the Company, as determined in good faith by the Company’s Board of Directors.

2.9 Termination of Registration Rights. No Holder shall be entitled to exercise any registration right provided for in this Section 2 after two years following the consummation of an IPO.

3. Termination Events. This Agreement shall terminate upon the earliest to occur of any one of the following events:

3.1 The liquidation, dissolution or indefinite cessation of the business operations of the Company.

3.2 The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

3.3 A firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act; provided, however, that only Section 1 of this Agreement will terminate upon such event.

3.4 The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other Company (other than a wholly-owned subsidiary Company) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 3.4 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties’ respective successors, assigns and legal representatives.

4.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or three (3) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below on the signature page, or as subsequently modified by written notice.

4.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.4 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

The parties have executed this Investor’s Rights Agreement as of the date first written above.

COMPANY:		PURCHASER:

GUIDANCE SOFTWARE, INC.		/s/ Matthew Healey
Matthew Healey

By:	/s/ John Patzakis	Address:	10286 St. Andrews Road
Boynton Beach, Florida 33426

Name:	John Patzakis	Fax:

Title:	Chief Executive Officer

Address:	215 North Marengo Ave.
Pasadena, CA 91101

Fax:	626.229.9199